UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  November 15, 2007

Aspyra, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	0-12551	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2007, Aspyra, Inc., a California corporation (the “Company”), announced the retirement of Steven M. Besbeck as the Company’s President and Chief Executive Officer, which will be effective as of November 30, 2007. Mr. Besbeck will remain a member of the Company’s Board of Directors.

The Company plans to conduct a search for a replacement to serve as the Company’s Chief Executive Officer. In the interim, James R. Helms, the Company’s Chief Operations Officer since October 1982, will perform the functions of the Company’s principal executive officer, for purposes of Rule 13a-14(a) and Rule 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended. No plan, contract or arrangement was entered into or amended between Mr. Helms and the Company pursuant to such appointment. Mr. Helms’ compensation from the Company and the contracts, plans and arrangements with the Company to which he is a party or in which he participates are described in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2007.

A copy of the Company’s press release announcing Mr. Besbeck’s retirement as an executive officer of the Company is filed with this report as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.                                       Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 15, 2007, issued by Aspyra, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2007	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary